Exhibit 4.1

Exhibit 4.1

November 16, 2011

INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

No.                           Shares

CU BANCORP

Authorized: 75,000,000 Shares Common Stock

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED UNDER THE LIMITED OFFERING EXEMPTION PROVIDED BY SEC. 25102(f) OF THE CALIFORNIA CORPORATIONS CODE.

This Certifies that                          is the record holder of                      Shares of Common Stock transferable only on the books of the corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.

A statement of the rights, preferences, privileges, and restrictions granted to or imposed upon each class or series of stock of the Corporation and upon the holders thereof may be obtained by any stockholder, upon request and without charge, at the principal office of the Corporation.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this                  day                  of              A.D.

SECRETARY                      PRESIDENT

COMMON

For value received                  hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(NAME AND ADDRESS OF TRANSFEREE SHOULD BE PRINTED OR TYPEWRITTEN)

                             Shares evidenced by the within Certificate and, if required, do hereby irrevocably constitute and appoint                  Attorney to transfer the said Shares on the books of the Corporation, with full power of substitution in the premises.

Dated                  Transferor

In presence of

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE. IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.